
                                                                  EXECUTION COPY

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                         RECEIVABLES PURCHASE AGREEMENT


                                      among


                               TRIMAS CORPORATION,


                            THE SELLERS NAMED HEREIN

                                   as Sellers


                                       and


                                   TSPC, INC.,

                                  as Purchaser



                            Dated as of June 6, 2002



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                                             TABLE OF CONTENTS


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                                                                                                      Page
                                                                                                      ----

                                                 ARTICLE I

                                                Definitions
SECTION 1.01.  Definitions...............................................................................1
SECTION 1.02.  Other Terms...............................................................................1
SECTION 1.03.  Computation of Time Periods...............................................................1

                                                ARTICLE II

                             Purchase, Conveyance and Servicing of Receivables
SECTION 2.01.  Sales.....................................................................................2
SECTION 2.02.  Servicing of Receivables..................................................................3

                                                ARTICLE III

                                   Consideration and Payment; Reporting
SECTION 3.01.  Purchase Price............................................................................4
SECTION 3.02.  Payment of Purchase Price.................................................................4
SECTION 3.03.  Reports...................................................................................6
SECTION 3.04.  Transfer of Records.......................................................................6
SECTION 3.05.  Payments and Computations.................................................................7

                                                ARTICLE IV

                                      Representations and Warranties
SECTION 4.01.  Sellers' Representations and Warranties...................................................7
SECTION 4.02.  Reaffirmation of Representations and Warranties by the Sellers; Notice of
Breach..................................................................................................10

                                                 ARTICLE V

                                         Covenants of the Sellers
SECTION 5.01.  Covenants of the Sellers.................................................................10




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                                                ARTICLE VI

                                           Repurchase Obligation


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                                                                               Table of Contents Page ii

SECTION 6.01.  Mandatory Repurchase.....................................................................16
SECTION 6.02.  Dilutions, Etc...........................................................................17

                                                ARTICLE VII

                                           Conditions Precedent
SECTION 7.01.  Conditions Precedent.....................................................................17
SECTION 7.02.  Conditions Precedent to the Addition of a Seller.........................................18

                                               ARTICLE VIII

                                           Term and Termination
SECTION 8.01.  Term.....................................................................................21
SECTION 8.02.  Effect of Termination....................................................................21
SECTION 8.03.  Termination of Sellers and Seller Divisions..............................................21

                                                ARTICLE IX

                                         Miscellaneous Provisions
SECTION 9.01.  Amendments, Etc..........................................................................22
SECTION 9.02.  Governing Law; Submission to Jurisdiction................................................22
SECTION 9.03.  Notices..................................................................................23
SECTION 9.04.  Severability of Provisions...............................................................24
SECTION 9.05.  Assignment...............................................................................24
SECTION 9.06.  Further Assurances.......................................................................24
SECTION 9.07.  No Waiver; Cumulative Remedies...........................................................25
SECTION 9.08.  Counterparts.............................................................................25
SECTION 9.09.  Binding Effect; Third-Party Beneficiaries................................................25
SECTION 9.10.  Merger and Integration...................................................................25
SECTION 9.11.  Headings.................................................................................25
SECTION 9.12.  Exhibits.................................................................................25
SECTION 9.13.  Addition of Sellers......................................................................25
SECTION 9.14.  Confidentiality..........................................................................26
SECTION 9.15.  No Bankruptcy Petition Against the Purchaser.............................................26
SECTION 9.16.  Waiver of Jury Trial.....................................................................27


Exhibit A - Form of Subordinated Note
Exhibit B - Litigation
Exhibit C - Form of Additional Seller Supplement

Schedule I - Location of Each Seller's Chief Executive Office

                         RECEIVABLES PURCHASE AGREEMENT


                                    RECEIVABLES PURCHASE AGREEMENT, dated as of
                           June 6, 2002 (as amended, supplemented or otherwise modified and in effect from time to time, this "Agreement"), among TRIMAS CORPORATION, a Delaware corporation ("TriMas Corp."), the subsidiaries of TriMas Corp. identified as Sellers on Schedule I, as sellers, (each, individually, a "Seller" and collectively, the "Sellers"), and TSPC, INC., a Nevada corporation, as purchaser (in such capacity, the "Purchaser").


                              W I T N E S S E T H :
                              - - - - - - - - - -

         WHEREAS, the Purchaser desires to purchase from time to time certain accounts receivable existing on the Initial Incremental Transfer Date and thereafter until the Purchase Termination Date;

         WHEREAS, the Sellers desire to sell and assign from time to time such certain accounts receivable to the Purchaser upon the terms and conditions hereinafter set forth;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and among the Purchaser and the Sellers as follows:


                                    ARTICLE I

                                   Definitions

         SECTION 1.01. Definitions. All capitalized terms used herein shall have the meanings specified herein or, if not so specified, the meaning specified in, or incorporated by reference into, Schedule A to the Receivables Transfer Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified and in effect from time to time, the "Receivables Transfer Agreement"), by and among TSPC, Inc., as Transferor thereunder, TriMas Corp., individually, as Collection Agent and TriMas LLC, individually, as Guarantor thereunder, the several CP Conduit Purchasers, Committed Purchasers and Funding Agents named therein, and JPMorgan Chase Bank, as Administrative Agent thereunder.

         SECTION 1.02. Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in
Article 9 of the Relevant UCC, and not specifically defined herein, are used herein as defined in such Article 9.


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                         RECEIVABLES PURCHASE AGREEMENT

         SECTION 1.03. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding," and the word "within" means "from and excluding a specified date and to and including a later specified date."


                                   ARTICLE II

         Purchase, Conveyance and Servicing of Receivables

         SECTION 2.01. Sales. (a) Upon the terms and subject to the conditions set forth herein, and without recourse (except such limited recourse as is specifically provided for in Sections 5.01(q), 6.01 and 6.02), each of the Sellers hereby sells, assigns, transfers and conveys to the Purchaser, and the Purchaser hereby purchases from each of the Sellers, all of such Seller's right, title and interest, whether now owned or hereafter acquired and wherever located, in, to and under the Receivables outstanding on the Initial Incremental Transfer Date and thereafter owned by each of the Sellers, through any Purchase Termination Date, together with all Related Security and Collections with respect thereto (to the extent that such right, title and interest was not already purchased by the Purchaser) and all Proceeds of the foregoing. Such interest in the Receivables, expressed as a dollar amount, shall be equal to the aggregate unpaid balance of the Receivables from time to time. Any sale, assignment, transfer and conveyance hereunder does not constitute an assumption by the Purchaser of any obligations of the Sellers or any other Person to Obligors or to any other Person in connection with the Receivables or under any Related Security or any other agreement or instrument relating to the Receivables.

         (b) In connection with such sale, each Seller authorizes the filing on or prior to the Initial Incremental Transfer Date, at its own expense, a financing statement or statements (Form UCC-1) with respect to the Receivables and the other property described in Section 2.01(a) sold by such Seller hereunder meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect and protect the interests of the Purchaser created hereby in the Receivables under the Relevant UCC against all creditors of, and purchasers from, such Seller, and to deliver either the originals of such financing statements or a file-stamped copy of such financing statements or other evidence of such filings to the Purchaser on or prior to the Initial Incremental Transfer Date.

         (c) Each of the Sellers agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents and take all actions as may be necessary or as the Purchaser may reasonably request in order to perfect or protect the interest of the Purchaser in the Receivables purchased hereunder or to enable the Purchaser to exercise or enforce any of its rights hereunder. Without limiting the foregoing, each Seller will, in order to accurately reflect this purchase and sale transaction, execute and file such financing or continuation statements or amendments thereto or assignments thereof (as permitted pursuant hereto) as may be requested by the Purchaser and mark its master data processing records (or related subledger) and other documents with a legend describing the purchase by the Purchaser of

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                         RECEIVABLES PURCHASE AGREEMENT

the Receivables and the interest transferred by the Purchaser to the Administrative Agent pursuant to the Receivables Transfer Agreement and stating "Substantially all accounts receivable (including all Receivables as defined in the Receivables Purchase Agreement dated as of June 6, 2002 (as amended or otherwise modified from time to time), among TriMas Corporation, a Delaware corporation, each of the Sellers listed on Schedule I thereto or added pursuant to an Additional Seller Supplement, and TSPC, Inc., a Nevada corporation, as purchaser) have been sold to TSPC, Inc. and then transferred to JPMorgan Chase Bank, as Administrative Agent for various lenders. Details are available from Treasurer, TriMas Corporation, as Collection Agent, at telephone No. (248) 631-5400." The Sellers shall, upon request of the Purchaser, obtain such additional search reports as the Purchaser shall request. To the fullest extent permitted by applicable law, the Purchaser shall be permitted to sign and file continuation statements and amendments thereto and assignments thereof without the Sellers' signatures. Carbon, photostatic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement.

         (d) It is the express intent of the Sellers (including TriMas Corp.) and the Purchaser that the conveyance of the Receivables by the Sellers to the Purchaser pursuant to this Agreement be construed as a sale of such Receivables by the Sellers to the Purchaser. Further, it is not the intention of the Sellers and the Purchaser that such conveyance be deemed a grant of a security interest in the Receivables by the Sellers to the Purchaser to secure a debt or other obligation of the Sellers. Except under the limited circumstances described in Sections 5.01(q), 6.01 and 6.02 hereof, the Sellers shall have no right or obligation hereunder to repurchase or otherwise reacquire any such Receivables. Except as otherwise provided in Sections 5.01(q), 6.01 and 6.02 hereof, each sale of Receivables by the Sellers hereunder is made without recourse of any kind. However, in the event that, notwithstanding the intent of the parties, the Receivables are construed to constitute property of the Sellers, then (i) this Agreement shall be deemed to be, and hereby is declared to be, a security agreement within the meaning of the Relevant UCC; and (ii) the conveyances by each of the Sellers provided for in this Agreement shall be deemed to be, and each of the Sellers hereby grants to the Purchaser, a security interest in, to and under all of such Seller's right, title and interest in, to and under the Receivables outstanding on the Initial Incremental Transfer Date and thereafter owned by such Seller, together with all Related Security and Collections with respect thereto and all Proceeds of the foregoing, whether now owned or hereafter acquired and wherever located, to secure the rights of the Purchaser set forth in this Agreement or as may be determined in connection therewith by applicable law. The Sellers and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Receivables, such security interest would be deemed to be a perfected security interest in favor of the Purchaser under applicable law and will be maintained as such throughout the term of this Agreement.

         SECTION 2.02. Servicing of Receivables. The servicing, administering and collection of the Receivables shall be conducted by each of the Sellers, as agents of the Collection Agent, in accordance with the terms and conditions of the Receivables Transfer Agreement. Each Seller hereby agrees to perform, take or cause to be taken all such action as may be necessary or advisable to collect each Receivable from time to time, all in accordance

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                         RECEIVABLES PURCHASE AGREEMENT

with the terms and conditions of the Receivables Transfer Agreement, the Credit and Collection Policy and applicable laws, rules and regulations and with the care and diligence which each of the Sellers employs in servicing similar receivables for its own account. The Collection Agent hereby appoints each of the Sellers as its agent to enforce the Purchaser's rights and interests in, to and under the Receivables, the Related Security and the Collections with respect thereto. To the extent permitted by applicable law, each Seller hereby grants to any Collection Agent appointed under the Receivables Transfer Agreement and at any time following the designation of a Collection Agent other than TriMas Corp., Metaldyne Corporation, any Seller or the Purchaser, to the Administrative Agent an irrevocable power of attorney to take in the Seller's name and on behalf of the Seller any and all steps necessary or desirable, in the reasonable determination of the Collection Agent or the Administrative Agent, to collect all amounts due under any and all Receivables, including, without limitation, endorsing the Seller's name on checks and other instruments representing Collections and enforcing such Receivables and the related Contracts. The Collection Agent and each of the Sellers shall hold in trust for the Purchaser, in accordance with its interests, all Records which evidence or relate to the Receivables or Related Security, Collections and Proceeds with respect thereto. Notwithstanding anything to the contrary contained herein, from and after the occurrence of a Termination Event or a Collection Agent Default, the Administrative Agent, upon written notice to the Collection Agent on behalf of the CP Conduit Purchasers and the Committed Purchasers, shall have the absolute and unlimited right to terminate the Sellers' servicing activities described in this Section 2.02. In consideration of the foregoing, the Purchaser agrees to pay each Seller a servicing fee of 0.5% per annum on the aggregate Outstanding Balance of the Receivables sold by such Seller, payable monthly, for its performance of the duties and obligations described in this Section 2.02; provided that any such monthly payment shall be reduced by any amounts payable in such month by the CP Conduit Purchasers or the Committed Purchasers to TriMas Corp., in its capacity as Collection Agent pursuant to the Receivables Transfer Agreement.


                                   ARTICLE III

                      Consideration and Payment; Reporting

         SECTION 3.01. Purchase Price. The purchase price for the Receivables and related property conveyed to the Purchaser by the Sellers under this Agreement (other than Receivables and related property contributed to the Purchaser pursuant to the penultimate sentence of Section 3.02(a)) on any Business Day shall be a dollar amount equal to (a) the product of (i) the aggregate Outstanding Balance of the Receivables sold on such Business Day and
(ii) the then applicable Discount Percentage less (b) the amount of the deemed Collection not paid in cash by the Transferror to the Collection Agent pursuant to Section 2.10(a) of the Receivables Transfer Agreement (the "Purchase Price").

         SECTION 3.02. Payment of Purchase Price. (a) The Purchase Price for each Receivable sold hereunder on any Business Day shall be paid or provided for on the Business Day on which such sale occurred (i) by payment in immediately available funds to the extent the Purchaser has such funds available and (ii) to the extent such funds are not available, by

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                         RECEIVABLES PURCHASE AGREEMENT

increasing the amount due under the Subordinated Note by notation thereon; provided, however, that the aggregate outstanding principal amount of the Subordinated Note on any Business Day (after giving effect to all repayments thereof on or before such Business Day) shall not exceed the lesser of (x) 30% of the Outstanding Balance of the Receivables purchased hereunder existing on such Business Day and (y) an amount that would cause the Purchaser's net worth (as defined in accordance with GAAP) to be less than $25,000,000. To the extent that the Purchaser does not have sufficient cash or availability under the Subordinated Note to pay the total Purchase Price for Receivables sold on any Business Day in full, TriMas LLC may make or cause to be made a cash capital contribution to the Purchaser. No sales of Receivables shall be made hereunder on and after the Purchase Termination Date.

         (b) All increases to the amount due under the Subordinated Note pursuant to Section 3.02(a)(ii) (each, an "Advance") shall be evidenced by a single subordinated note, duly executed on behalf of Purchaser, in substantially the form of Exhibit A annexed hereto, delivered on the Closing Date and payable to TriMas Corp., as agent for the Sellers (as amended, supplemented or otherwise modified and in effect from time to time, the "Subordinated Note"). The Collection Agent is hereby authorized by Purchaser to endorse on the schedule attached to the Subordinated Note (or a continuation of such schedule attached thereto and made a part thereof) an appropriate notation evidencing the date and amount of each Advance, as well as the date and amount of each payment with respect thereto; provided, however, that the failure of any Person to make such a notation shall not affect any obligations of Purchaser thereunder. Any such notation shall be conclusive and binding as to the date and amount of such Advance, or payment of principal or interest thereon, absent manifest error.

         (c) The terms and conditions of the Subordinated Note and all Advances thereunder shall be as follows:

         (i) Allocation of Advances. Advances shall be allocated among the Sellers pro rata according to the Purchase Price due to each Seller on the date such Advances are made.

         (ii) Repayment of Advances. All amounts paid by the Purchaser with respect to the Advances shall be allocated first to the repayment of accrued interest until all such interest is paid, and then to the outstanding principal amount of the Advances. TriMas Corp. shall apply and distribute all payments of principal pro rata among the Sellers according to the outstanding Advances of each Seller. Subject to the provisions of this Agreement, the Purchaser may borrow, repay and reborrow Advances on and after the date hereof and prior to the termination of this Agreement, subject to the terms, provisions and limitations set forth herein.

         (iii) Interest. The Subordinated Note shall bear interest from its date on the outstanding principal balance thereof at an initial rate per annum equal to 4.75%, adjusted on each Interest Payment Date (as defined therein) to an amount equal to the Prime Rate (as defined therein). Interest on each Advance shall be computed based on the number of days elapsed in a year of 360 days.

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                         RECEIVABLES PURCHASE AGREEMENT

         (iv) Sole and Exclusive Remedy; Subordination. The Purchaser shall be obligated to repay Advances to TriMas Corp., as agent for the Sellers, only to the extent of funds available to the Purchaser from Collections on the Receivables and, to the extent that such payments are insufficient to pay all amounts owing to the Sellers under the Subordinated Note, the Sellers shall not have any claim against the Purchaser for such amounts and no further or additional recourse shall be available against Purchaser. The Subordinated Note shall be fully subordinated to any rights of the Administrative Agent, on behalf of the CP Conduit Purchasers and the Committed Purchasers pursuant to the Receivables Transfer Agreement and the Asset Purchase Agreement, and shall not evidence any rights in the Receivables or related property.

         (v) Offsets, etc. The Purchaser may offset any amount due and owing by the Sellers to the Purchaser against any amount due and owing by the Purchaser to TriMas Corp., as agent for the Sellers, under the terms of the Subordinated Note.

         SECTION 3.03. Reports. Each Seller will furnish to the Collection Agent all information with respect to the Receivables sold by such Seller under this Agreement required by the Collection Agent in order to complete the weekly Deposit Reports and monthly Settlement Statements delivered by the Collection Agent pursuant to the Receivables Transfer Agreement. Each delivery of a Deposit Report and Settlement Statement by the Collection Agent shall be deemed to be a representation and warranty by each Seller that all information set forth in those reports with respect to the Receivables sold by such Seller under this Agreement and Collections thereof is true and correct.

         SECTION 3.04. Transfer of Records. (a) In connection with the Purchase of Receivables hereunder, each of the Sellers hereby sells, transfers, and conveys to the Purchaser all of its right and title to and interest in the Records relating to all of its Receivables sold hereunder, without the need for any further documentation in connection with any Purchase. In connection with such transfer, each of the Sellers hereby grants to the Purchaser, the Collection Agent and the Administrative Agent an irrevocable, non-exclusive license to use without royalty or payment of any kind, all software used by such Seller to account for its Receivables, to the extent necessary to administer its Receivables, whether such software is owned by TriMas Corp. or is owned by others and used by TriMas Corp. under license agreements with respect thereto, provided that should the consent of any licensor to such grant of license described herein be required, each Seller agrees that upon the request of the Purchaser, the Collection Agent or the Administrative Agent, such Seller will use reasonable efforts to obtain the consent of such third- party licensor. The irrevocable license hereby granted shall terminate on the date when the Net Investment has been reduced to zero, all other Aggregate Unpaids have been paid in full and the Commitments have been terminated.

         (b) Each Seller shall take such action as requested by the Purchaser, from time to time hereafter, that may be necessary or appropriate to ensure that the Purchaser and its assignees have an enforceable right to use all Records and all software used to account for the Receivables and/or recreate such records.


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                         RECEIVABLES PURCHASE AGREEMENT

         (c) The use of Records by the Purchaser is subject to Section 9.14 of this Agreement.

         SECTION 3.05. Payments and Computations. All amounts due to be paid or deposited by the Purchaser hereunder shall be paid or deposited in accordance with the terms hereof on the day when due in immediately available funds to the account designated from time to time by the Sellers or as otherwise directed by the Sellers. In the event that any payment owed by any Person hereunder becomes due on a day that is not a Business Day, then such payment shall be made on the next succeeding Business Day. Except as otherwise provided in the Transaction Documents, any amount due hereunder that is not paid when due hereunder shall bear interest at the Base Rate as in effect from time to time until paid in full; provided, however, that such interest rate shall not at any time exceed the maximum rate permitted by applicable law. All computations of interest payable hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first, but excluding the last) elapsed.


                                   ARTICLE IV

                         Representations and Warranties

         SECTION 4.01. Sellers' Representations and Warranties. Each of the Sellers represents and warrants to the Purchaser as of the Closing Date and on each Business Day on which Receivables are sold hereunder:

         (a) Corporate Existence and Power. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has all requisite corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted except where the failure to have such licenses, authorizations, consents and approvals would not have a Material Adverse Effect. The Seller is duly qualified to do business in, and is in good standing in, every other jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

         (b) Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by the Seller of the Transaction Documents to which it is a party are within the Seller's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any Official Body or official thereof (except for the filing of UCC financing statements as required by this Agreement), and to the best of the Sellers' knowledge, do not contravene, or constitute a default under, any provision of applicable law, rule or regulation or of the Certificate of Incorporation or the By-Laws (or other organizational documents) of the Seller or of any agreement, judgment, injunction, order, writ, decree or other instrument binding upon the Seller or result in the creation or imposition of any Adverse Claim on the assets of the

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                         RECEIVABLES PURCHASE AGREEMENT

    Seller (except those created by this Agreement, the Receivables Transfer Agreement and the Asset Purchase Agreement).

         (c) Valid Sale; Binding Effect. Each purchase of Receivables and Related Security by the Purchaser hereunder shall constitute a valid sale and assignment by the Seller to the Purchaser, enforceable against creditors of, and purchasers from, the Seller. Each of the Transaction Documents to which the Seller is a party will constitute the legal, valid and binding obligation of the Seller, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the rights of creditors and general equitable principles (whether considered in a proceeding in equity or at law).

         (d) Quality of Title. Immediately preceding the sale of the Receivables and Related Security pursuant to this Agreement, the Seller was the owner of all of the Receivables, free and clear of all liens, encumbrances, security interests, preferences or other security arrangement. On or prior to the date hereof, all financing statements and other documents required to be recorded or filed in order to perfect and protect the interest of the Purchaser in, to and under the Receivables against all creditors of and purchasers from the Seller will have been duly executed and delivered to the Purchaser or its representative for filing in each filing office necessary for such purpose and all filing fees and taxes, if any, payable in connection with such filings shall have been provided for in full.

         (e) Accuracy of Information. All written information heretofore furnished by the Seller to the Purchaser, the Collection Agent and the Administrative Agent for purposes of or in connection with this Agreement, any other Transaction Document, or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by the Seller to the Purchaser, the Collection Agent, the Administrative Agent, the Funding Agents, the CP Conduit Purchasers and the Committed Purchasers will be, true and accurate in every material respect, on the date such information is stated or certified.

         (f) Tax Status. The Seller has filed all material tax returns (Federal, state and local) required to be filed and has paid or made adequate provision for the payment of all material taxes, assessments and other similar governmental charges other than taxes contested in good faith and for which adequate reserves have been established in accordance with GAAP and taxes which are not yet due and payable.

         (g) Litigation. Except as set forth in Exhibit B hereof, there are no actions, suits or proceedings pending, or to the knowledge of the Seller threatened, against or affecting the Seller or any Affiliate of the Seller or their respective properties, in or before any court, arbitrator or other Official Body, which could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.


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                         RECEIVABLES PURCHASE AGREEMENT

         (h) Place of Business. The state and form of organization, principal place of business and chief executive office of the Seller are located at the address specified on Schedule I, and the offices where the Seller keeps all its Records, are located at the address specified on Schedule I, or such other locations notified to the Purchaser in accordance with this Agreement in jurisdictions where all action required by the terms of this Agreement has been taken and completed.

         (i) Solvency. The Seller is not insolvent, does not have unreasonably small capital with which to carry on its business, is able to pay its debts generally as they become due and payable, and its liabilities do not exceed its assets. TriMas Corp. is, and TriMas Corp. and its Subsidiaries are, on a consolidated basis, solvent.

         (j) Tradenames, Etc. As of the date hereof: (i) The Seller has only the subsidiaries and divisions listed on Exhibit J to the Receivables Transfer Agreement; and (ii) the Seller has, within the last five years, operated only under the tradenames identified on Exhibit J to the Receivables Transfer Agreement, and, within the last five (5) years, has not changed its name, merged with or into or consolidated with any other corporation or been the subject of any proceeding under Title 11, United States Code (Bankruptcy), except as disclosed in Exhibit J to the Receivables Transfer Agreement.

         (k) Nature of Receivables. Each Receivable included in the calculation of the Net Receivables Balance in fact satisfies at such time the definition of "Eligible Receivable" and is an "eligible asset" as defined in Rule 3a-7 under the Investment Company Act of 1940, as amended, and is not a Defaulted Receivable.

         (l) Credit and Collection Policy. Since the Closing Date, there have been no material changes in the Credit and Collection Policy other than as permitted hereunder.

         (m) Collections and Servicing. Since March 31, 2002, there has been no material adverse change in the ability of the Seller to service and collect the Receivables.

         (n) Binding Effect of Receivables and Contract. Each Receivable and related Contract constitutes a legal, valid and binding obligation of the Obligor, enforceable against the Obligor, subject to the effect of bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and general equitable principles (whether considered in a proceeding at law or in equity).

         (o) Not an Investment Company. The Seller is not, nor is it controlled by, an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and it is exempt from all provisions of such Act.

         (p) ERISA. The Seller and its ERISA Affiliates are in compliance with ERISA, except for any noncompliance which would not reasonably be expected to have a Material Adverse Effect, and no lien exists in favor of the Pension Benefit Guaranty Corporation on any of the Receivables.

                         RECEIVABLES PURCHASE AGREEMENT

         (q) Lock-Box Accounts. The names and addresses of all the Lock-Box Banks, together with the account numbers of the Lock-Box Accounts at such Lock-Box Banks, are specified in Exhibit C to the Receivables Transfer Agreement. All Obligors have been instructed to make payment to a Lock-Box Account.

         (r) Bulk Sales. No transaction contemplated by this Agreement requires compliance with any bulk sales act or similar law.

         (s) Reasonably Equivalent Value. The Purchase Price constitutes reasonably equivalent value in consideration for the transfer by each Seller to the Purchaser of Receivables from such Seller pursuant to this Agreement and no such transfer has been made for or on account of an antecedent debt owed by such Seller to the Purchaser, and no such transfer is or may be voidable or subject to avoidance under any section of the Bankruptcy Code.

         (t) Regulations T, U and X. No proceeds of the sales of Receivables under this Agreement will be used by the Seller to acquire any security in any transaction which violates Regulation T, U or X of the Federal Reserve Board.

         SECTION 4.02. Reaffirmation of Representations and Warranties by the Sellers; Notice of Breach. On the Closing Date and on each Business Day on which Receivables are sold hereunder, the Sellers, by accepting the proceeds of such sale, shall be deemed to have certified that all representations and warranties described in Section 4.01 are true and correct on and as of such day as though made on and as of such day. The representations and warranties set forth in
Section 4.01 shall survive (i) the conveyance of the Receivables to the Purchaser, (ii) the termination of the rights and obligations of the Purchaser and the Sellers under this Agreement and (iii) the termination of the rights and obligations of the Transferor, the Sellers and the Funding Agent under the Receivables Transfer Agreement. Upon the coming to the knowledge of any Responsible Officer of the Purchaser or any of the Sellers of a breach of any of the foregoing representations and warranties, the party with knowledge of such breach shall give prompt written notice to the other within three (3) Business Days of such discovery.


                                    ARTICLE V

         Covenants of the Sellers

         SECTION 5.01. Covenants of the Sellers. Each of the Sellers hereby covenants and agrees with the Purchaser that, unless otherwise specified herein, for so long as this Agreement is in effect, and until all Receivables which have been sold to the Purchaser pursuant hereto, shall have been paid in full or written-off as uncollectible, and all amounts owed by the

                         RECEIVABLES PURCHASE AGREEMENT

Sellers pursuant to this Agreement have been paid in full, unless the Purchaser, the Administrative Agent and the Required Committed Purchasers otherwise consent in writing, as follows:

         (a) Conduct of Business. The Seller will, and will cause each of its Affiliates to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly organized, validly existing and in good standing in its jurisdiction of incorporation and will maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

         (b) Compliance with Laws. The Seller will, and will cause each of its Affiliates to, comply in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except to the extent that the failure to comply with such laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards would not materially adversely affect the ability of the Seller to perform its obligations under this Agreement.

         (c) Furnishing of Information and Inspection of Records. The Seller will furnish to the Purchaser from time to time such information with respect to itself or the Receivables as the Purchaser may reasonably request, including, without limitation, listings identifying the Obligor and the Outstanding Balance for each Receivable. The Seller will at any time and from time to time during regular business hours, upon reasonable notice (it being agreed that one Business Day's notice shall be reasonable when a Termination Event or Potential Termination Event has taken place and is continuing), and at the Purchaser's expense, permit the Purchaser, its agents or representatives or such other individuals as the Purchaser may reasonably request, (i) to examine and make copies of and abstracts from all Records and (ii) to visit the offices and properties of the Seller for the purpose of examining such Records, and to discuss matters relating to Receivables or the Seller's performance hereunder with any of the officers or employees of the Seller having knowledge of such matters.

         (d) Keeping of Records and Books of Account. The Seller will maintain a system of accounting established and administered in accordance with generally accepted accounting principles, consistently applied, and will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain, or obtain, as and when required, all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each Receivable and all Collections of and adjustments to each existing Receivable). The Seller will give the Purchaser prompt notice of any change in the administrative and operating procedures referred to in the previous sentence to the extent such change could reasonably be expected to have a Material Adverse Effect.

                         RECEIVABLES PURCHASE AGREEMENT

         (e) Performance and Compliance with Receivables and Contracts. The Seller at its expense will timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables.

         (f) Credit and Collection Policies. The Seller will comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

         (g) Collections. The Seller shall instruct all Obligors to cause all Collections to be deposited directly to a Lock-Box Account.

         (h) Collections Received. As of and subsequent to the Initial Incremental Transfer Date, the Seller shall hold in trust for the Purchaser, and deposit immediately (and in any event within one Business Day) after receipt thereof to a Lock-Box Account all Collections received from time to time by the Seller. The Seller shall prevent the deposit of any funds other than Collections into any of the Lock-Box Accounts and, to the extent that any such funds are nevertheless deposited into any of such Lock-Box Accounts, promptly (and in any event within one Business Day) identify any such funds to the Collection Agent for segregation and remittance to the owner thereof. If such Seller or any of its agents or representatives or Affiliates shall at any time receive any cash, checks or other instruments constituting Collections, such recipient shall segregate such payments and hold such payments in trust for the Purchaser and shall, promptly upon receipt (and in any event within one Business Day following receipt), remit all such collections, duly endorsed or with duly executed instruments of transfer, to a Lock-Box Account.

         (i) Sale Treatment. The Seller agrees to treat each conveyance hereunder for all purposes (including, without limitation, tax and financial accounting purposes) as a sale and, to the extent any such reporting is required, shall report the transactions contemplated by this Agreement on all relevant books, records, tax returns, financial statements and other applicable documents as a sale of the Receivables to the Purchaser.

         (j) No Sales, Liens, Etc. Except as otherwise provided herein, the Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (except for the filing of any financing statement as required under this Agreement) or with respect to, any Receivable, Related Security or Collections or upon or with respect to any Lock-Box Account to which any Collections of any Receivable are sent, or, in each case, assign any right to receive income in respect thereof.

         (k) No Extension or Amendment of Receivables. The Seller will not extend, amend or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any Contract related thereto in a manner which adversely affects the

                         RECEIVABLES PURCHASE AGREEMENT

    amount or collectibility of any Receivable, except as provided in Section
    2.02 hereof or in the Receivables Transfer Agreement, without the prior written consent of the Purchaser.

         (l) No Change in Credit and Collection Policy. Except as provided in the Receivables Transfer Agreement, the Seller will not make any change in the Credit and Collection Policy, which change might impair the Seller's ability to collect the Receivables, considered as a whole, in any respect.

         (m) No Mergers, Etc. The Sellers will not (i) consolidate or merge with or into any other Person, or (ii) sell, lease or transfer all or substantially all of its assets to any other Person; provided, that the Seller may merge with another Person if the Seller is the surviving entity and such merger or consolidation does not cause a Termination Event or Potential Termination Event under Section 7.01(h) of the Receivables Transfer Agreement.

         (n) Change in Payment Instructions to Obligors; Deposits to Lock-Box Accounts. The Sellers will not add or terminate, or make any change to, any Lock-Box Account, except in accordance with the Receivables Transfer Agreement. The Seller will not deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock- Box Account, cash or cash proceeds other than Collections of Receivables.

         (o) Change of Name, Etc. As of and subsequent to the Initial Incremental Transfer Date, the Seller shall not change its name, jurisdiction of organization, form of organization, taxpayer identification number or state organization number, unless at least ten (10) days prior to the effective date of any such change the Seller delivers to the Purchaser and the Administrative Agent (i) financing statements under the Relevant UCC, executed by the Seller, necessary to reflect such change and to continue the perfection of the Purchaser's interest in the Receivables and
    (ii) new or revised Lock-Box Account Agreements which reflect such change and enable the Administrative Agent, on behalf of the CP Conduit Purchasers and the Committed Purchasers, to exercise its rights under the Transaction Documents.

         (p) Separate Existence. The Seller shall:

              (i) Maintain its deposit account or accounts, separate from those of the Purchaser and use its commercially reasonable efforts to ensure that its funds will not be diverted to the Purchaser and that its funds and assets will not be commingled with those of the Purchaser;

              (ii) To the extent that it shares any officers or other employees with the Purchaser, fairly allocate between it and the Purchaser the salaries of and the expenses related to providing benefits to such officers and other employees, and the Seller and the Purchaser shall bear their respective fair share of the salary and benefit costs associated with all such common officers and employees;

                         RECEIVABLES PURCHASE AGREEMENT

              (iii) To the extent that it jointly contracts with the Purchaser to do business with vendors or service providers or to share overhead expenses, fairly allocate between it and the Purchaser the costs incurred in so doing, and it and the Purchaser shall bear their fair shares of such costs; and to the extent that it contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of the Purchaser, the costs incurred in so doing shall be fairly allocated between it and the Purchaser in proportion to the benefit of the goods or services each is provided, and the Seller and the Purchaser shall bear their fair shares of such costs;

              (iv) Enter into all material transactions with the Purchaser, whether currently existing or hereafter entered into, only on an arm's length basis, it being understood and agreed that the transactions contemplated in the Transaction Documents meet the requirements of this clause (iv);

              (v) Maintain office space separate from the office space of the Purchaser (but which may be located at the same address as the Purchaser). To the extent that it and the Purchaser have offices in the same location, there shall be a fair and appropriate allocation of overhead costs between them, and each shall bear its fair share of such expenses subject to a written sublease agreement;

              (vi) Conduct its affairs strictly in accordance with its certificate of incorporation and observe all necessary, appropriate and customary corporate formalities, including, but not limited to, holding all regular and special stockholders' and directors' meetings appropriate to authorize all corporate action, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts;

              (vii) Not assume or guarantee any of the liabilities of the Purchaser;

              (viii) Take, or refrain from taking, as the case may be, all other actions that are necessary to be taken or not to be taken in order (x) to ensure that the assumptions and factual recitations set forth in the Specified Bankruptcy Opinion Provisions remain true and correct with respect to it (and, to the extent within its control, to ensure that the assumptions and factual recitations set forth in the Specified Bankruptcy Opinion Provisions remain true and correct with respect to the Purchaser) and (y) to comply with those procedures described in such provisions that are applicable to it;

              (ix) Maintain its books of account, financial reports and corporate records of the Seller separately from those of TriMas Corp. and each other Affiliate of the Seller;

                         RECEIVABLES PURCHASE AGREEMENT

              (x) Cause its accounting records and the published financial statements to clearly show that, for accounting purposes, the Receivables and Related Security have been sold to the Purchaser;

              (xi) Maintain its assets in a manner that facilitates their identification and segregation from those of TriMas Corp., the other Sellers, the Purchaser and other Affiliates of TriMas Corp.;

              (xii) Not, directly or indirectly, name the Purchaser or enter into any agreement to name the Purchaser a direct or contingent beneficiary or loss payee or any insurance policy covering the property of the Seller; and

              (xiii) Not be, nor will hold itself out to be, responsible for the debts of the Purchaser or the decisions or actions in respect of the daily business and affairs of the Purchaser and immediately correct any known misrepresentation with respect to the foregoing. The Sellers, the Purchaser and their Affiliates will not operate or purport to operate as an integrated single economic unit with respect to each other or in their dealing with any other entity.

         (q) Indemnification. The Seller agrees to indemnify, defend and hold the Purchaser harmless from and against any and all losses, liabilities, damages, judgments, claims, deficiencies, costs, disbursements and expenses including, without limitation, interest, penalties, reasonable attorneys' fees and amounts paid in settlement) to which the Purchaser may become subject insofar as such losses, liabilities, damages, judgments, claims, deficiencies, costs, disbursements or expenses arise out of or are based upon a breach by the Seller of its representations, warranties and covenants contained herein, or any information certified in any schedule or certificate delivered by any of the Sellers hereunder or in connection with the Transaction Documents, being untrue in any material respect at any time; provided that in no event shall this Section 5.01(q) be construed to include uncollectibility of any Receivable for credit-related reasons pertaining to the related Obligor. The obligations of the Seller under this Section 5.01(q) shall be considered to have been relied upon by the Purchaser and the Administrative Agent, on behalf of the CP Conduit Purchasers, the Funding Agents and the Committed Purchasers, and shall survive the execution, delivery, performance and termination of this Agreement for a period of three (3) years following the Purchase Termination Date, regardless of any investigation made by the Purchaser or the Administrative Agent or on behalf of either of them.

         It is expressly understood and agreed by the parties (i) that the foregoing indemnification is not intended to, and shall not constitute a guarantee of the collectibility or payment of the Receivables and (ii) that nothing in this Section 5.01(q) shall constitute recourse (except as otherwise specifically provided in this Agreement) for (a) uncollectible Receivables or other obligations hereunder or related costs or expenses resulting from such indemnified Person's gross negligence or wilful misconduct, (b) any franchise taxes owed by such indemnified Person or (c) any other taxes imposed against such indemnified Person on account of its ownership of

                         RECEIVABLES PURCHASE AGREEMENT

the Receivables to the extent such taxes are measured by or against the gross or net income or receipts of such Person.

         (r) ERISA. (i) The Seller will not (A) engage or permit any of its ERISA Affiliates to engage in any prohibited transaction (as defined in Section 4975 of the Code and Section 406 of ERISA) for which an exemption is not available or has not previously been obtained from the U.S. Department of Labor; (B) permit to exist any accumulated funding deficiency (as defined in Section 302(a) of ERISA and Section 412(a) of the Code) or funding deficiency with respect to any Benefit Plan other than a Multiemployer Plan;
    (c) fail to make any payments to any Multiemployer Plan that the Seller or any ERISA Affiliate of the Seller is required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto; (D) terminate any Benefit Plan so as to result in any liability to the Pension Benefit Guaranty Corporation; or (E) permit to exist any occurrence of any reportable event described in Title IV of ERISA which represents a material risk of a liability to the Sellers, or any ERISA Affiliate of the Seller under ERISA or the Code, if such prohibited transactions, accumulated funding deficiencies, failure to make payments, terminations and reportable events occurring within any fiscal year of the Seller, in the aggregate, involve a payment of money or an incurrence of liability by the Seller or any ERISA Affiliate of the Seller, in an amount which would reasonably be expected to have a Material Adverse Effect and (ii) the Seller shall promptly give the Purchaser written notice upon becoming aware that the Seller is not in compliance with ERISA if such non compliance would reasonably be expected to have a Material Adverse Effect or that any ERISA lien on any of the Receivables exists and, promptly after the receipt or filing thereof, shall provide the Purchaser with copies of all reports and notices with respect to any reportable event (as defined in Article IV of ERISA) which the Seller or any ERISA Affiliate thereof files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which the Seller or any ERISA Affiliate thereof receives from the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor.

         (s) Amendments to Credit Agreement. The Seller agrees not to amend the Credit Agreement without the Purchaser's consent.


                                   ARTICLE VI

                              Repurchase Obligation

         SECTION 6.01. Mandatory Repurchase. (a) Breach of Representation or Warranty. If any Receivable which has been sold by any Seller hereunder and which has been reported by such Seller as an Eligible Receivable to the Collection Agent in the reports of such Seller delivered pursuant to Section
3.03 shall have failed to meet the conditions set forth in the definition of Eligible Receivable on the date of such report or if, on any day, any representation or warranty made herein in respect of such Receivable shall no longer be true in any material

                         RECEIVABLES PURCHASE AGREEMENT

respect, such Seller shall be deemed to have received on the date of such report or such day, as applicable, a Collection of such Receivable in full and shall on such day pay to the Purchaser an amount equal to the aggregate Outstanding Balance of such Receivable.

         (b) Reconveyance Under Certain Circumstances. Each Seller agrees that, in the event of a breach of any of the representations and warranties set forth in Sections 4.01(d), (h), (j), (k), (l), (n), (o), and (p), with respect to any Receivable which has been sold hereunder, such Seller agrees to accept the reconveyance of such Receivable upon receipt by such Seller of notice given in writing by the Purchaser and such Seller's failure to cure such breach within fifteen (15) days (or, in the case of Section 4.01(d) or (k), within one (1) Business Day) after receipt of such notice. In the event of a reconveyance under this Section 6.01(b), the Seller shall pay to the Purchaser in immediately available funds on such 15th day (or such Business Day, if applicable) an amount equal to the Outstanding Balance of any such Receivable.

         SECTION 6.02. Dilutions, Etc. Each Seller agrees that if on any Business Day the Outstanding Balance of a Receivable, an interest in which has been sold by such Seller hereunder, is either (x) reduced as a result of defective, rejected or returned goods or other dilution factor, any billing adjustment or other adjustment, or (y) reduced or canceled as a result of (i) a setoff or dispute in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), or
(ii) any action by any Federal or state taxing authority or as a result of the payment by any Obligor of any portion of a Receivable constituting a tax or governmental fee or charge to any Person other than the Purchaser, then such Seller shall be deemed to have received on such day a collection of such Receivable in the amount of such reduction, cancelation or payment made by the Obligor and shall on such day pay to the Purchaser an amount equal to such reduction or cancelation (to the extent not netted against the Purchase Price on such day pursuant to Section 3.01 hereof) on each Business Day of the calendar month in which such reduction or cancelation occurred.


                                   ARTICLE VII

                              Conditions Precedent

         SECTION 7.01. Conditions Precedent. The obligations of the Purchaser to purchase the Receivables on the Closing Date and on any Business Day on which Receivables are sold hereunder shall be subject to the satisfaction of the following conditions:

         (a) All representations and warranties of the Sellers contained in this Agreement shall be true and correct on the Closing Date and on the applicable Business Day of sale, with the same effect as though such representations and warranties had been made on such date;

         (b) All information concerning the Receivables provided to the Purchaser shall be true and correct in all material respects as of the Closing Date, in the case of any Receivables sold on the Closing Date, or the date such Receivables are created, in the

                         RECEIVABLES PURCHASE AGREEMENT

    case of any Receivables created after the Closing Date and sold by the Sellers to the Purchaser on a subsequent Business Day;

         (c) Each of the Sellers shall have substantially performed all other obligations required to be performed by the provisions of this Agreement and the other Transaction Documents to which it is a party;

         (d) The Sellers shall have either filed or caused to be filed the financing statement(s) required to be filed pursuant to Section 2.01(b);

         (e) On the Closing Date, all corporate and legal proceedings, and all instruments in connection with the transactions contemplated by this Agreement and the other Transaction Documents shall be satisfactory in form and substance to the Purchaser, and the Purchaser shall have received from the Sellers copies of all documents (including, without limitation, records of corporate proceedings) relevant to the transactions herein contemplated as the Purchaser may reasonably have requested;

         (f) On the Closing Date, the Sellers shall deliver to the Purchaser and the Administrative Agent a statement of the aggregate Outstanding Balance of the Receivables in existence as of the close of business on the second Business Day prior to the Closing Date; and

         (g) the Purchase Termination Date shall not have occurred.

                  SECTION 7.02. Conditions Precedent to the Addition of a Seller. The obligation of the Purchaser to purchase Receivables and Related Security hereunder from a Subsidiary of TriMas Corp. requested to be an additional Seller pursuant to Section 9.13 is subject to the conditions precedent that the Purchaser shall have received the following items on or before the date designated for the addition of such Seller (the "Seller Addition Date") and in form and substance satisfactory to the Purchaser:

         (a) Additional Seller Supplement. An Additional Seller Supplement substantially in the form of Exhibit C attached hereto (with a copy for the Administrative Agent and each Funding Agent) duly executed and delivered by such Seller;

         (b) Secretary's Certificate. A certificate of the Secretary or an Assistant Secretary of such Seller, dated the related Seller Addition Date, and certifying (i) that attached thereto is a true and complete copy of the by-laws (or similar organizational documents) of such Seller, as in effect on the Seller Addition Date and at all times since a date prior to the date of the resolutions described in clause (ii) below, (ii) that attached thereto is a true and complete copy of the resolutions, in form and substance reasonably satisfactory to the Purchaser, of the Board of Directors (or other governing body or Person) of such Seller or committees thereof authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the transactions contemplated hereby and thereby, and that such resolutions have not been

                         RECEIVABLES PURCHASE AGREEMENT

    amended, modified, revoked or rescinded and are in full force and effect,
    (iii) that the articles of incorporation (or similar organizational documents) of such Seller have not been amended since the date of the last amendment thereto shown on the certificate of good standing (or its equivalent) furnished pursuant to subsection (e) below and (iv) as to the incumbency and specimen signature of each officer executing the Additional Seller Supplement and any other Transaction Documents or any other document delivered in connection therewith on behalf of such Seller (on which certificates the Purchaser may conclusively rely until such time as the Purchaser shall receive from such Seller a revised certificate with respect to such Seller meeting the requirements of this subsection (b));

         (c) Officer's Certificate. A Certificate of a Responsible Officer of TriMas Corp., dated the related Seller Addition Date, and certifying such Seller is in the same or a related line of business as the existing Sellers as of the related Seller Addition Date;

         (d) Corporate Documents. The organizational documents, including all amendments thereto, of such Seller, certified as of a recent date by the Secretary of State or other appropriate authority of the state of incorporation, as the case may be;

         (e) Good Standing Certificates. Certificates of compliance, of status or of good standing, dated as of a recent date, from the Secretary of State or other appropriate authority of such jurisdiction, with respect to such Seller in each State where the ownership, lease or operation of property or the conduct of business requires it to qualify as a foreign corporation, except where the failure to so qualify would not have a Material Adverse Effect;

         (f) Consents, Licenses, Approvals, Etc. A certificate dated the related Seller Addition Date of a Responsible Officer of such Seller either (i) attaching copies of all consents (including, without limitation, consents under loan agreements and indentures to which any Seller or its Affiliates are parties), licenses and approvals required in connection with the execution, delivery and performance by such Seller of the Additional Seller Supplement and the validity and enforceability of the Additional Seller Supplement against such Seller, and such consents, licenses and approvals shall be in full force and effect or (ii) stating that no such consents, licenses and approvals are so required;

         (g) No Litigation. Confirmation that there is no pending or, to its knowledge after due inquiry, threatened action or proceeding affecting such Seller or any of its Subsidiaries before any Official Body that could reasonably be expected to have a Material Adverse Effect;

         (h) Lock-Boxes. A Lock-Box Account with respect to Receivables to be sold by such Seller shall have been established in the name of the Purchaser, each invoice issued to an Obligor on and after the related Seller Addition Date shall indicate that payments in respect of its Receivable shall be made by such Obligor to a Lock-Box Account or by wire transfer or other electronic payment to a Lock-Box Account or the Collection Account and the Collection Agent shall have delivered with respect to each Lock-Box

                         RECEIVABLES PURCHASE AGREEMENT

    Account a Lock-Box Agreement signed by the Purchaser, the Administrative Agent and the applicable Lock-Box Bank;

         (i) UCC Certificate; UCC Financing Statements. Executed copies of such proper financing statements (or other similar instruments), filed and recorded at such Seller's expense prior to the related Seller Addition Date, naming such Seller as the seller and the Purchaser as the purchaser of the Receivables and the Related Security, in proper form for filing in each jurisdiction in which the Purchaser (or any of its assignees) deems it necessary or desirable to perfect the Purchaser's ownership interest in all Receivables and Related Security under the UCC or any comparable law of such jurisdiction;

         (j) UCC Searches. Written search reports, listing all effective financing statements (or other similar instruments) that name such Seller as debtor or assignor and that are filed in the jurisdictions in which filings were made pursuant to subsection (i) above and in any other jurisdictions that the Purchaser (or any of its assignees) determines are necessary or appropriate, together with copies of such financing statements (none of which, except for those described in subsection (i) above, shall cover any Receivables or Related Security), and tax and judgment lien searches showing no liens that are not permitted by the Transaction Documents;

         (k) List of Obligors. A microfiche, typed or printed list or other tangible evidence reasonably acceptable to the Purchaser showing, as of a date acceptable to the Purchaser prior to the related Seller Addition Date, the Obligors whose Receivables are to be transferred to the Purchaser and the balance of the Receivables with respect to each such Obligor as of such date;

         (l) Back-up Servicing Arrangements. Evidence that such Seller maintains disaster recovery systems or back-up computer or other information management systems that, in the Purchaser's, the Administrative Agent's and each Funding Agent's reasonable judgment, are sufficient to protect such Seller's business against material interruption or loss or destruction of its primary computer and information management systems;

         (m) Systems. Evidence, reasonably satisfactory to the Purchaser, the Administrative Agent and each Funding Agent, that such additional Seller's systems, procedures and record keeping relating to the Receivables remain in all material respects sufficient and satisfactory in order to permit the purchase and administration of the Receivables in accordance with the terms and intent of this Agreement;

         (n) Opinions . The Purchaser shall have received (i) legal opinions on behalf of such Seller as to general corporate matters (including an opinion as to the perfection and priority of the Purchaser's interest in the Receivables) and (ii) a certificate from a Responsible Officer of such Seller stating that the Specified Bankruptcy Opinion Provisions are also true and correct as to such Seller as of the Seller Addition Date, all in form and substance reasonably satisfactory to the Administrative Agent and the Funding Agents; and

                         RECEIVABLES PURCHASE AGREEMENT

         (o) Other. Such other approvals or documents as the Purchaser (or any of its assignees) may reasonably request from such additional Seller, including, but not limited to, a pro-forma Deposit Report and Settlement Statement incorporating the receivables data for at least the most recent fourteen (14) months of such additional Seller.


                                  ARTICLE VIII

                              Term and Termination

         SECTION 8.01. Term. This Agreement shall commence as of the first day on which all of the conditions precedent as set out in Section 7.01 have been satisfied and shall continue in full force and effect until the earlier of (i) the date designated by the Purchaser or the Sellers as the Purchase Termination Date at any time following ten (10) days' written notice to the other (with a copy thereof to the Administrative Agent), (ii) the date on which the Administrative Agent, on behalf of the CP Conduit Purchasers, the Funding Agents and the Committed Purchasers, declares a Termination Event pursuant to the Receivables Transfer Agreement, (iii) upon the occurrence of an Event of Bankruptcy with respect to either the Purchaser or any of the Sellers or (iv) the date on which either the Purchaser or any of the Sellers becomes unable for any reason to purchase or repurchase, respectively, any Receivable in accordance with the provisions of this Agreement or defaults on its obligations hereunder, which default continues unremedied for more than ten (10) days after written notice to the defaulting party (any such date being a "Purchase Termination Date"); provided, however, that the termination of this Agreement pursuant to this Section 8.01 hereof shall not discharge any Person from any obligations incurred prior to such termination or any obligations under Articles V or VI with respect to Receivables arising prior to such termination, including, without limitation, any obligations to make any payments with respect to any Receivable sold prior to such termination.

         SECTION 8.02. Effect of Termination. Following the termination of this Agreement pursuant to Section 8.01, the Sellers shall not sell, and the Purchaser shall not purchase, any Receivables. No termination, rejection or failure to assume the executory obligations of this Agreement in any Event of Bankruptcy with respect to the Sellers or the Purchaser shall be deemed to impair or affect the obligations pertaining to any executed sale or executed obligations, including, without limitation, pre-termination breaches of representations and warranties by the Sellers or the Purchaser. Without limiting the foregoing, prior to termination, the failure of the Sellers to deliver computer records of Receivables or any reports regarding the Receivables shall not render such transfer or obligation executory, nor shall the continued duties of the parties pursuant to this Agreement render an executed sale executory.

         SECTION 8.03. Termination of Sellers and Seller Divisions. (a) TriMas Corp. hereby covenants and agrees with the Purchaser that TriMas Corp. shall not permit any Seller at any time to cease to be a wholly-owned Subsidiary of TriMas Corp., except as provided in the following paragraph (b).

                         RECEIVABLES PURCHASE AGREEMENT

         (b) If TriMas Corp. wishes to permit any Seller to cease to be a wholly-owned Subsidiary of TriMas Corp. or terminate the sales of Receivables hereunder by any Seller or Seller Division, then TriMas Corp. shall submit a request (a "Seller Termination Request") to such effect in writing to the Purchaser, which request shall be accompanied by a certificate prepared by a Responsible Officer of the Collection Agent indicating the Purchased Receivables Percentage applicable to such Seller (or Seller Division) as of the date of submission of such request (the "Seller Termination Request Date"). Subject to the terms and provisions hereof and of the Receivables Transfer Agreement, the relevant Seller (or Seller Division) shall be terminated as a Seller (or Seller Division) hereunder immediately upon the earlier of the date set forth in the Seller Termination Request or the consummation of the transaction in connection with which such Seller ceases to be a wholly-owned Subsidiary of TriMas Corp. or in the case of a Seller Division upon the satisfaction of any applicable conditions in the Receivables Transfer Agreement. From and after the date any such Seller (or Seller Division) is terminated as a Seller (or Seller Division) pursuant to this subsection, the Seller (or Seller Division) shall cease selling, and the Purchaser shall cease buying, Receivables and Related Security from such Seller (or Seller Division) and a Purchase Termination Date shall be deemed to have occurred, but only with respect to such Seller (or Seller Division).

                  (c) A terminated Seller (or Seller Division) shall have no further obligation under any Transaction Document, other than pursuant to Sections 5.01(q), 6.01 and 6.02 of this Agreement, with respect to Receivables previously sold by it to the Purchaser.


                                   ARTICLE IX

                            Miscellaneous Provisions

         SECTION 9.01. Amendments, Etc. This Agreement and the rights and obligations of the parties hereunder may not be amended, supplemented, waived or otherwise modified and no consent to any such amendment, supplement, waiver or modification may be given except in an instrument in writing signed by the Purchaser and the Sellers and consented to in writing by the Administrative Agent (with the consent of the Required Committed Purchasers). Any reconveyance executed in accordance with Section 5.01(q), 6.01 or 6.02 hereof shall not be considered an amendment or modification to this Agreement.

         SECTION 9.02. Governing Law; Submission to Jurisdiction. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York except to the extent that the validity or perfection of the Purchaser's ownership of or security interest in the Receivables, or remedies hereunder in respect thereof, are governed by the laws of a jurisdiction other than the State of New York.

         (b) The parties hereto hereby submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in The City of New York for purposes of all legal proceedings arising out of or relating to this agreement or the transactions contemplated hereby. Each party hereto hereby

                         RECEIVABLES PURCHASE AGREEMENT

irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Nothing in this Section 9.02 shall affect the right of the Purchaser to bring any other action or proceeding against any of the Sellers or its property in the courts of other jurisdictions.

         SECTION 9.03. Notices. (a) All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, return receipt requested, or telecopied to:

                  (a)      in the case of the Purchaser:

                           TSPC, Inc.
                           Hughes Center, Suite 460
                           3993 Howard Hughes Parkway
                           Las Vegas, NV 89109
                           Attention:  David Mosteller
                           Telecopy:  (702) 866-2244

                           with copy to:

                           Comptroller
                           39400 Woodwara Avenue Suite 130
                           Bloomfield Hills, MI 48304
                           Telephone: (248) 631-5400

                           and

                           Jonathan A. Schaffzin
                           Cahill Godon & Reindel
                           80 Pine Street
                           New York, NY 10005
                           Telecopy:  (212) 269-5420

                         RECEIVABLES PURCHASE AGREEMENT

           (b) in the case of the Sellers to the address set forth on
               Schedule I; and

               in each case, with a copy to:

               JPMorgan Chase Bank,
                 as Administrative Agent
               450 W. 33rd Street, 15th Floor
               New York, New York 10001
               Attention:  Conduit Administration
               Telephone: (212) 946-7262
               Telecopy:   (212) 946-8098
               E-mail: CPADMIN@Chase.com

               with a copy to:

               J.P. Morgan Services
               500 Stanton Christiana Road
               Floor 2/CS
               Newark, DE 19713-2107
               Attention:  Lisa Haines
               Telephone:  (302) 634-1071
               Telecopy:  (302) 634-5490

or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

         (b) Notices and communications by facsimile shall be effective upon receipt.

         SECTION 9.04. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

         SECTION 9.05. Assignment. This Agreement may not be assigned by the parties hereto, except that the Purchaser may assign its rights hereunder pursuant to the Receivables Transfer Agreement to the Administrative Agent for the benefit of the CP Conduit Purchasers, the Funding Agents and the Committed Purchasers as security for the Purchaser's repayment obligations under the Receivables Transfer Agreement and the Asset Purchase Agreement. The Purchaser hereby notifies the Sellers, and the Sellers hereby acknowledge and agree, that the Purchaser, pursuant to the Receivables Transfer Agreement, has assigned its rights (but not its obligations) hereunder to the Administrative Agent for the benefit of the CP Conduit Purchasers and the Committed Purchasers and that the representations, warranties, covenants and agreements of the Sellers contained in this Agreement and the rights, powers and remedies of the Purchaser under this Agreement are intended to benefit the CP Conduit Purchasers and the

                         RECEIVABLES PURCHASE AGREEMENT

Committed Purchasers and will be directly enforceable by the Administrative Agent on their behalf. All rights, powers and remedies of the Purchaser hereunder may be exercised by the Administrative Agent to the extent of its rights hereunder and under the other Transaction Documents.

         SECTION 9.06. Further Assurances. The Purchaser and the Sellers agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other party more fully to effect the purposes of this Agreement and the other Transaction Documents, including, without limitation, the execution of any financing statements or continuation statements or equivalent documents relating to the Receivables for filing under the provisions of the Relevant UCC or other laws of any applicable jurisdiction.

         SECTION 9.07. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Purchaser, the Sellers or the Administrative Agent, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privilege provided by law.

         SECTION 9.08. Counterparts. (a) This Agreement may be executed in two or more counterparts thereof (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

         (b) Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

         SECTION 9.09. Binding Effect; Third-Party Beneficiaries. This Agreement and the other Transaction Documents will inure to the benefit of and be binding upon the parties hereto and their respective successors, transferees and permitted assigns. The CP Conduit Purchasers, the Funding Agents, Committed Purchasers and the Administrative Agent are each intended by the parties hereto to be third-party beneficiaries of this Agreement.

         SECTION 9.10. Merger and Integration. Except as specifically stated otherwise herein, this Agreement and the other Transaction Documents set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement and the other Transaction Documents.

         SECTION 9.11. Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

         SECTION 9.12. Exhibits. The schedules and exhibits referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

                         RECEIVABLES PURCHASE AGREEMENT

         SECTION 9.13. Addition of Sellers. Subject to the terms and conditions hereof, from time to time one or more wholly-owned direct or indirect Subsidiaries of TriMas Corp. may become additional Seller parties hereto. If any such Subsidiary wishes to become an additional Seller, TriMas Corp. shall submit a request to such effect in writing to the Purchaser, the Administrative Agent, the Funding Agents and each Rating Agency. If TriMas Corp., the Purchaser, the Administrative Agent, each Funding Agent and each Rating Agency shall have agreed to any such request (such consent not to be unreasonably withheld or delayed from the date such request is received and such consent of each Funding Agent being obtained by the Administrative Agent), such wholly-owned Subsidiary shall become an additional Seller party hereto on the related Seller Addition Date upon satisfaction of the conditions set forth in Section 7.02.

         SECTION 9.14. Confidentiality. (a) Each of TriMas Corp., the Sellers and the Purchaser shall maintain, and shall cause each officer, employee and agent of itself and its Affiliates to maintain, the confidentiality of this Agreement, the other Transaction Documents and all other confidential proprietary information with respect to the other parties and each of their respective businesses obtained by them in connection with the structuring, negotiation and execution of the transactions contemplated herein and in the other Transaction Documents, except for information that has become publicly available or information disclosed (i) to legal counsel, accountants and other professional advisors to the parties and their Affiliates, (ii) as required by law, regulation or legal process (including in connection with any registration Statement or other filing made with the SEC); or (iii) in connection with any legal or regulatory proceeding to which the parties or any of their Affiliates is subject. Each of the parties hereby consents to the disclosure of any nonpublic information with respect to it received by any CP Conduit Purchaser, any Committed Purchaser, any Funding Agent or the Administrative Agent to (i) any of the CP Conduit Purchasers, Committed Purchasers, Funding Agents or the Administrative Agent, (ii) any nationally recognized rating agency providing a rating or proposing to provide a rating to the CP Conduit Purchasers' Commercial Paper, (iii) any placement agent which proposes to offer and sell the CP Conduit Purchasers' Commercial Paper, (iv) any provider of the CP Conduit Purchasers' program-wide liquidity or credit support facilities, (v) any potential Committed Purchaser, (vi) any Participant or potential Participant, (vii) to legal counsel, accountants and other professional advisors to the CP Conduit Purchasers, Committed Purchasers, Funding Agents or the Administrative Agent,
(viii) as required by law, regulation or legal process (including in connection with any registration Statement or other filing made with the SEC) or (ix) in connection with any legal or regulatory proceeding to which the CP Conduit Purchasers, Committed Purchasers, Funding Agents or the Administrative Agent may be subject to.

         (b) Each of the parties hereto shall maintain, and shall cause each officer, employee and agent of itself and its Affiliates to maintain, the confidentiality of the Transaction Documents and all other confidential proprietary information with respect to the CP Conduit Purchasers, the Committed Purchasers, the Funding Agents and the Administrative Agent and each of their respective businesses obtained by them in connection with the structuring, negotiation and execution of the transactions contemplated herein and in the other Transaction Documents, except for information that has become publicly available or information disclosed

                         RECEIVABLES PURCHASE AGREEMENT

(i) to legal counsel, accountants and other professional advisors to the parties and their Affiliates, (ii) as required by law, regulation or legal process (including in connection with any registration statement or other filing made with the SEC) or (iii) in connection with any legal or regulatory proceeding to which the parties or any of their Affiliates is subject.

         SECTION 9.15. No Bankruptcy Petition Against the Purchaser. TriMas Corp. and each Seller hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding Commercial Paper or other indebtedness of the CP Conduit Purchasers, it will not institute against, or join any other Person in instituting against, the Purchaser any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States. The provisions set forth in this Section 9.15 shall be continuing and shall survive any termination of this Agreement.

         SECTION 9.16. Waiver of Jury Trial. Each of the parties hereto hereby waives any right to have a jury participate in resolving any dispute, whether sounding in contract, tort or otherwise among any of them arising out of, connected with, relating to or incidental to the relationship between them in connection with this Agreement or the other Transaction Documents. The provisions of this Section 9.16 shall be continuing and shall survive any termination of this Agreement.

                         RECEIVABLES PURCHASE AGREEMENT

         IN WITNESS WHEREOF, the Purchaser and the Sellers each have caused this Receivables Purchase Agreement to be duly executed by their respective officers as of the day and year first above written.


                                            TRIMAS CORPORATION


                                            By: /s/ Todd R. Peters
                                               --------------------------
                                               Name:  Todd R. Peters
                                               Title:

                         RECEIVABLES PURCHASE AGREEMENT

                                   As Sellers:

                                   ARROW ENGINE COMPANY
                                   BEAUMONT BOLT & GASKET, INC.
                                   COMPAC CORPORATION
                                   CONSUMER PRODUCTS, INC.
                                   CUYAM CORPORATION
                                   DI-RITE COMPANY
                                   DRAW-TITE, INC.
                                   ENTEGRA FASTENER CORPORATION
                                   FULTON PERFORMANCE PRODUCTS, INC.
                                   HITCH'N POST, INC.
                                   INDUSTRIAL BOLT & GASKET, INC.
                                   K. S. DISPOSITION, INC.
                                   KEO CUTTERS, INC.
                                   LAKE ERIE SCREW CORPORATION
                                   LAMONS METAL GASKET CO.
                                   LOUISIANA HOSE & RUBBER CO.
                                   MONOGRAM AEROSPACE FASTENERS, INC.
                                   NETCONG INVESTMENTS, INC.
                                   NI FOREIGN MILITARY SALES CORP.
                                   NI INDUSTRIES, INC.
                                   NI WEST, INC.
                                   NORRIS CYLINDER COMPANY
                                   NORRIS ENVIRONMENTAL SERVICES, INC.
                                   NORRIS INDUSTRIES, INC.
                                   PLASTIC FORM, INC.
                                   REESE PRODUCTS, INC.
                                   RESKA SPLINE PRODUCTS, INC.
                                   RICHARDS MICRO-TOOL, INC.
                                   RIEKE CORPORATION
                                   RIEKE OF INDIANA, INC.
                                   RIEKE OF MEXICO, INC.
                                   RIEKE LEASING CO., INCORPORATED
                                   TRIMAS COMPANY LLC
                                   TRIMAS FASTENERS, INC.
                                   TRIMAS SERVICES CORP.
                                   WESBAR CORPORATION


                                   By: /s/ Todd R. Peters
                                       --------------------------
                                       Name:  Todd R. Peters
                                       Title:

                         RECEIVABLES PURCHASE AGREEMENT


                                  As Purchaser:

                                  TSPC, INC.


                                  By: /s/ Todd R. Peters
                                      -------------------------------
                                      Name:  Todd R. Peters
                                      Title:


Acknowledged and agreed as of the date first above written:


JPMORGAN CHASE BANK, as Administrative Agent for the benefit of the CP Conduit Purchasers, the Funding Agents and the Committed Purchasers


By: /s/ Christopher Lew
   -------------------------------
   Name:  Christopher Lew
   Title: Assistant Vice President

                                                                     EXHIBIT A




                            FORM OF SUBORDINATED NOTE



                                                                _________, 2002


                  FOR VALUE RECEIVED, the undersigned, TSPC, INC., a Delaware corporation (the "Maker"), hereby promises to pay to the order of TRIMAS CORPORATION, a Delaware corporation (the "Payee"), as Agent for the Sellers under the Receivables Purchase Agreement referred to below, on _________, ____ or earlier as provided for in the Receivables Purchase Agreement dated as of the date hereof between the Maker, the Payee and the Sellers (as such agreement may from time to time be amended, supplemented or otherwise modified and in effect, the "Receivables Purchase Agreement"), the aggregate unpaid principal amount of all Advances to the Maker from the Sellers pursuant to the terms of the Receivables Purchase Agreement, in lawful money of the United States of America in immediately available funds, and to pay interest from the date thereof on the principal amount hereof from the date of this Note continuing until such principal balance shall be paid in full, in like funds, at an office designated by the Payee. Accrued and unpaid interest shall be payable in arrears on the last Business Day of each calendar month (each day, an "Interest Payment Date").

                  Interest shall be payable at the initial rate of 4.75% per annum, adjusted monthly on each Interest Payment Date, for the month commencing on such Interest Payment date, to the sum of Prime Rate then in effect. With respect to any Interest Payment Date, the "Prime Rate" shall be the prime rate as reported in The Wall Street Journal on such Interest Payment Date (or, if The Wall Street Journal is not published on such Interest Payment Date, the Business Day next succeeding such Interest Payment Date on which The Wall Street Journal is published.) If The Wall Street Journal shall no longer be published or if it shall cease to report a prime rate, the "Prime Rate" shall be the rate publicly announced by JPMorgan Chase Bank, New York Branch, on such Interest Payment Date as its base commercial lending rate. If any Interest Payment Date shall not be a Business Day, then such Interest Payment Date shall be deemed to occur on the next following Business Day, but no additional interest shall be payable. A "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York, New York or , , are required or authorized by law to be closed.

                  The undersigned, for itself and its legal representatives, successors and assigns, and any others who may at any time become liable for payment hereunder, hereby (a) consents to any and all extensions of time, renewals, waivers, or modifications, if any, that may be granted or consented to by the Payee with regard to the time of payment hereunder or any other provisions hereof.

                  The Maker hereby waives diligence, presentment, demand, protest, notice of dishonor and notice of nonpayment. The non-exercise by the holder hereof of any of its rights, powers or remedies hereunder or thereafter available in law, in equity, by statute or otherwise in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

                  All borrowings evidenced by this Subordinated Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such a notation shall not in any manner affect the obligation of the Maker to make payments of principal and interest in accordance with the terms of this Subordinated Note and the Receivables Purchase Agreement.

                  The Maker shall have the right to subject to the limitations set forth in the Receivables Purchase Agreement, reborrow Advances made to it without penalty or premium.

                  This Note may be prepaid in full, or from time to time in part, at any time. All payments received under this Note shall be applied first to accrued interest and the remainder, if any, to the principal amount hereunder.

                  This Subordinated Note is the Subordinated Note referred to in the Receivables Purchase Agreement, which, among other things, contains provisions for the subordination of this Subordinated Note to the rights of certain parties under the Receivables Transfer Agreement, all upon the terms and conditions specified therein and as specified on Schedule II to this Subordinated Note. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in, or incorporated by reference into, the Receivables Purchase Agreement.

                  This Subordinated Note shall be governed by, and construed in accordance with, the laws of the State of New York.

                  IN WITNESS WHEREOF, the Maker has caused this Note to be signed in its corporate name by the officer thereunto duly authorized, and to be dated as of the date first above written.


                                   TSPC, INC.,


                                   By:
                                       ---------------------
                                       Name:
                                       Title:

                                                            SCHEDULE I TO
                                                        SUBORDINATED NOTE








                              Advances and Payments

                               Amount                Payments           Unpaid Principal        Name of Person
         Date                of Advance         Principal/Interest       Balance of Note        Making Notation
         ----                ----------         ------------------       ---------------        ---------------



                                                                SCHEDULE II TO
                                                             SUBORDINATED NOTE


                                  SUBORDINATION


                  Section 1. Agreement to Subordinate. (a) The Maker for itself and its successors covenants and agrees, and the Payee, by its acceptance of this Note, likewise covenants and agrees, that the indebtedness represented by this Note and the payment of the principal of and interest on this Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, to the prior payment in full of all Senior Indebtedness (as defined in Section l(b) below). This Schedule II shall constitute a continuing offer and inducement to all Persons who become holders of, or continue to hold, Senior Indebtedness. The provisions of this Schedule II are made for the benefit of the holders of Senior Indebtedness, each of whom is an obligee hereunder and is entitled to enforce such holders' rights hereunder, without any act or notice of acceptance hereof or reliance hereon. No amendment, modification or discharge of any provision of this Schedule II shall be effective against any holder of Senior Indebtedness unless expressly consented to in writing by such holder. The provisions of this Schedule II apply notwithstanding anything to the contrary contained in this Note.

                  (b) "Senior Indebtedness" means all indebtedness incurred, assumed or guaranteed, directly or indirectly, by the Maker, either before, on, or after the date hereof without any limitation as to the amount or terms thereof, and whether such indebtedness (including, but not limited to, interest on any such indebtedness) arises or accrues before or after the commencement of any bankruptcy, insolvency or receivership proceedings, including (1) all obligations of the Maker to the Administrative Agent, the CP Conduit Purchasers, the Funding Agents and the Committed Purchasers (as such terms are defined below) incurred pursuant to the Receivables Transfer Agreement dated as of June 6, 2002 (as amended, supplemented or otherwise modified from time to time, the "Receivables Transfer Agreement"), among the Maker, the CP Conduit Purchasers, the Committed Purchasers, the Funding Agents, The Chase Manhattan Bank, as administrative agent (the "Administrative Agent"), and the Payee, individually, as collection agent (in such capacity, the "Collection Agent") and as Guarantor, including all fees, expenses, indemnities and any other amounts payable pursuant to the Receivables Transfer Agreement. Senior Indebtedness shall continue to constitute Senior Indebtedness for all purposes of this Note, and the provisions of this Schedule II shall continue to apply to such Senior Indebtedness, notwithstanding the fact that such Senior Indebtedness or any claim in respect thereof shall be disallowed, avoided or subordinated pursuant to the provisions of the United States Bankruptcy Code or other applicable law.

                  Section 2. Subordination of this Note. In the event of any dissolution, winding- up, liquidation or reorganization of the Maker (whether voluntary or involuntary and whether in bankruptcy, insolvency or receivership proceedings, or upon an assignment for the benefit of creditors or any other marshaling of the assets and liabilities of the Maker or otherwise), the Maker and the Payee, by its acceptance hereof, covenant and agree that:


                                      II_1

                  (a) all Senior Indebtedness shall first be paid in full, before any payment or distribution is made upon the principal of or interest on this Note:

                  (b) any payment or distribution of assets of the Maker or from the estate created by the commencement of any such proceeding, whether in cash, property or securities to which the Payee would be entitled except for the provisions of this Schedule II (including any such payments or distributions which may be payable or deliverable by reason of the payment of any other indebtedness of the Maker being subordinated to the payment of this Note), shall be paid or delivered by the Maker or any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay in full all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness, before any payment or distribution is made to the Payee; and

                  (c) in the event that any payment or distribution of cash, property or securities shall be received by the Payee in contravention of subsection (a) or (b) of this Section 2 (including any such payments or distributions which may be payable or deliverable by reason of the payment of any other indebtedness of the Maker being subordinated to payment of this Note) before all Senior Indebtedness is paid in full, such payment or distribution shall be held for the benefit of and shall be paid over to the holders of such Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture under which any instrument evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay in full all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of Senior Indebtedness.

                  The Maker shall give prompt written notice to the Payee of any dissolution, winding-up, liquidation or reorganization of the Maker or any assignment for the benefit of creditors.

                  Section 3. Subrogation; Enforcement. Subject to and only after the payment in full of all Senior Indebtedness at the time outstanding, the Payee shall be subrogated to the rights of the holders of Senior Indebtedness (to the extent of payments or distributions previously made to such holders of Senior Indebtedness pursuant to the provisions of Section 2 and equally and ratably with the holders of all indebtedness of the Maker which by its express terms is subordinated to indebtedness of the Maker to substantially the same extent as this Note is subordinated and is entitled to like rights of subrogation) to receive payments or distributions of assets of the Maker applicable to the Senior Indebtedness until amounts owing on this Note shall be paid in full. No payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the Payee would be entitled except for the provisions of this Schedule II, and no payment over pursuant to the provisions of this Schedule II to holders of

Senior Indebtedness by the Payee, shall as between the Maker, its creditors other than the holders of Senior Indebtedness and the Payee be deemed to be a payment by the Maker to or for the account of the holders of Senior Indebtedness, it being understood that the provisions of this Schedule II are intended solely for the purpose of defining the relative rights of the Payee, on the one hand, and the holders of the Senior Indebtedness, on the other hand, and nothing contained in this Schedule II or elsewhere in this Note is intended to or shall impair the obligation of the Maker, which is absolute and unconditional, to pay to the Payee, subject to the rights of the holders of Senior Indebtedness, the principal of and interest on this Note as and when the same shall become due and payable in accordance with its terms, or is intended to or shall effect the relative rights of the Payee and creditors of the Maker other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Payee from exercising all remedies otherwise permitted by applicable law upon default under this Note, subject to the rights, if any, under this Schedule II, of the holders of Senior Indebtedness in respect of cash, property or securities of the Maker received upon the exercise of any such remedy.

                  The Payee by its acceptance hereof: (i) if and so long as payment with respect to this Note is prohibited under this Schedule II, irrevocably authorizes and empowers (but without imposing any obligation on, or any duty to the Payee from) each holder of Senior Indebtedness at any time outstanding and such holder's representatives, to demand, sue for, collect, receive and receipt for the Payee's payments and distributions in respect of this Note (including, without limitation, all payments and distributions which may be payable or deliverable pursuant to the terms of any indebtedness subordinated to this Note which are required to be paid or delivered to the holders of Senior Indebtedness as provided in this Schedule II and to file and prove all claims therefor and all such other action (including the right to vote, file and prove claims respecting any indebtedness subordinated to this
Note), as such holder of Senior Indebtedness or such holder's representatives, may determine to be necessary or appropriate for the enforcement of the provisions of this Schedule II; and (ii) agrees to execute and to deliver to each holder of Senior Indebtedness and such holder's representatives all such further instruments confirming the authorization hereinabove set forth, and all such powers of attorney, proofs of claim, assignments of claim and other instruments, and to take all such other action that may be requested by such holder of Senior Indebtedness or such holder's representatives in order to enable such holder to enforce all claims upon or in respect of the Payee's payments and distributions in respect of this Note and so long as there is Senior Indebtedness outstanding, not to compromise, release, forgive or otherwise discharge the obligations of the Maker with respect to this Note. For purposes of this Note, Senior Indebtedness shall be deemed to be outstanding until the Receivables Transfer Agreement is no longer in effect.

                  Section 4. Reliance on Court Orders. Upon any payment or distribution of assets of the Maker referred to in Section 2, the Payee shall be entitled to rely upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Payee, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness of the Maker, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Schedule II.

                  The Payee owes no fiduciary duty to the holders of Senior Indebtedness and the Payee undertakes to perform or to observe only such covenants and obligations as are specifically set forth in this Note and no implied covenants and obligations with respect to holders of Senior Indebtedness shall be read into this Note against the Payee.

                  Section 5. Payments Upon Default in Payment of Senior Indebtedness and During Senior Indebtedness Default. The Maker shall not make any payment with respect to this Note if and so long as:

                  (1) any Senior Indebtedness is or becomes due and payable (whether at maturity, for an installment of principal or interest, upon acceleration, for mandatory prepayment, or otherwise) and remains unpaid; or

                  (2) any Senior Indebtedness Default (as defined below) has occurred and has not been cured or waived in conformity with the terms of the instrument, indenture or agreement governing such Senior Indebtedness; or

                  (3) a payment by the Maker with respect to this Note would, immediately after giving effect thereto, result in a Senior Indebtedness Default.

                  A payment with respect to this Note shall include, without limitation, payment of principal of and interest on this Note, purchase of this Note by the Maker and any other payment.

                  "Senior Indebtedness Default" means the failure to make any payment of any Senior Indebtedness when due or the happening of an event of default with respect to any Senior Indebtedness, as defined therein or in the instrument under which the same is outstanding which, by its terms, if occurring prior to the stated maturity of such Senior Indebtedness, permits or with the giving of notice or lapse of time (or both) would permit any holder thereof, any group of such holders or any trustee or representative for such holders thereupon to accelerate the maturity thereof or results in such acceleration, including, without limitation, a "Termination Event" or "Potential Termination Event" as defined in the Receivables Transfer Agreement, whether or not such Senior Indebtedness or instrument has been avoided, disallowed or subordinated.

                  In the event that, notwithstanding the foregoing, any payment or distribution of cash, property or securities shall be received or collected by the Payee in contravention of this Section 5 or if and as long as payment with respect to this Note is prohibited under this Schedule II, and except as otherwise expressly provided in Sections 6 and 7 below, such payment or distribution shall be held for the benefit of and shall be paid over to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instrument evidencing Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay in full all Senior Indebtedness then due, after giving effect to any concurrent payment to the holders of Senior Indebtedness.

                  Section 6. Payee Entitled to Presume Payments Permitted in Absence of Notice. Unless and until written notice shall be received by the Payee from any holder of Senior Indebtedness notifying the Payee of the existence of one or more of the circumstances which would prohibit the making of any payment with respect to this Note under the provisions of Section 5 and stating that it is a "Notice of Senior Indebtedness Default", the Payee shall be entitled to assume that no such circumstances exist. From and after the receipt by the Payee of such Notice the Payee shall, so long as Senior Indebtedness shall be outstanding (but not thereafter), assume that such circumstances continue to exist unless and until the Payee receives a notice from the holder of such Senior Indebtedness to which such default relates stating that such holder has received evidence satisfactory to it that such circumstances have been cured or waived and stating that it is a "Notice of Cure or Waiver of Senior Indebtedness Default."

                  Section 7. Application by Payee of Moneys Deposited With It. Any funds deposited with or collected by the Payee in respect of this Note shall be subject to the provisions of this Schedule II, except that, if immediately prior to the date on which by the terms of this Note any such funds may become payable for any purpose (including, without limitation, the payment of either the principal of or the interest on this Note), the Payee shall not have received with respect to such finds the Notice of Senior Indebtedness Default provided for in Section 6, then the Payee shall have full power and authority to receive such funds and to apply the same to the purpose for which they were received and shall not be affected with respect to such funds by any Notice of Senior Indebtedness default to the contrary which may be received by the Payee on or after such date.

                  Section 8. Obligation not Affected. Except as expressly provided in this Schedule II, nothing contained in this Schedule II or elsewhere in this Note shall affect the obligation of the Maker to make payments of the principal of or interest on this Note at any time in accordance with the provisions hereof.

                  Section 9. No Waiver. No right of any present or future holder of any Senior Indebtedness of the Maker to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act of or failure to act on the part of the Maker or the Payee or by any act or failure to act, by any such holder, or by any noncompliance by the Maker or the Payee with the terms, provisions and covenants of this Note, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of Senior Indebtedness may extend, renew, modify or amend the terms of the Senior Indebtedness or any security therefor or guaranty thereof and release, sell or exchange or enforce such security or guaranty or elect any right or remedy, or delay in enforcing or release any right or remedy and otherwise deal freely with the Maker all without notice to the Payee and all without affecting the liabilities and obligations of the Payee, even if any right of reimbursement or subrogation or other right or remedy of the Payee is extinguished, affected or impaired thereby. No provision of any supplemental indenture which affects the superior position of the holders of Senior Indebtedness shall be effective against the holders of Senior Indebtedness who have not consented thereto.

                  Section 10. Effectuation of Subordination by the Payee. The Payee, by his acceptance of this Note, agrees to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Schedule II.

                  Section 11. Notice to Maker. The Payee shall promptly advise the Maker of any notice, presentation or demand, as the case may be, received by the Payee from holders of Senior Indebtedness.

                  Section 12. Payee to Presume Outstanding Senior Indebtedness in Absence of Notice. Unless and until written notice shall be given to the Payee by the Maker and the Funding Agent notifying the Payee that Senior Indebtedness is no longer outstanding, the Payee shall assume that Senior Indebtedness is outstanding. The Maker agrees to give, and to cause the Funding Agent to give, such notice to the Payee promptly after the first date on which no Senior Indebtedness shall be outstanding.

                                                                 EXHIBIT C TO
                                               RECEIVABLES PURCHASE AGREEMENT





                     [FORM OF ADDITIONAL SELLER SUPPLEMENT]


                  SUPPLEMENT, dated [         ], to the Receivables Purchase
Agreement, dated as of June 6, 2002 (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Receivables Purchase Agreement"), among TRIMAS CORPORATION ("TriMas Corp."), the Sellers named on Schedule I thereto or added pursuant to a prior Additional Seller Supplement and TSPC, INC., as the Purchaser.

                             W I T N E S S E T H:

                  WHEREAS, the Receivables Purchase Agreement provides that any wholly- owned direct or indirect Subsidiary of TriMas Corp., although not originally a Seller thereunder, may become a Seller under the Receivables Purchase Agreement upon the satisfaction of each of the conditions precedent set forth in Sections 7.02 and 9.13 of the Receivables Purchase Agreement;

                  WHEREAS, the undersigned was not an original Seller under the Receivables Purchase Agreement but now desires to become a Seller thereunder.

                  NOW, THEREFORE, the undersigned hereby agrees as follows:

                  The undersigned agrees to be bound by all of the provisions of the Receivables Purchase Agreement applicable to a Seller thereunder and agrees that it shall, on the date this Supplement is accepted by MascoTech, the Purchaser, the Administrative Agent and each Funding Agent and each of the conditions precedent set forth in Section 7.02 of the Receivables Purchase Agreement have been satisfied, become a Seller for all purposes of the Receivables Purchase Agreement to the same extent as if originally a party thereto.

                  IN WITNESS WHEREOF, the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

                                            [Insert name of Seller]


                                            By:
                                                -------------------------
                                                Name:
                                                Title:
                                                [address]

Accepted as of the date first above written:

TRIMAS CORPORATION


By:
   ----------------------------
   Name:
   Title:

Accepted as of the date first above written:

TSPC, INC.


By:
   ----------------------------
   Name:
   Title:


Acknowledged as of the date first above written:

JPMORGAN CHASE BANK,
as Administrative Agent


By:
   ----------------------------
   Name:
   Title:

JPMORGAN CHASE BANK,
as Funding Agent for PARCO


By:
   --------------------------
   Name:
   Title:

CDC FINANCIAL PRODUCTS INC.,
as Funding Agent for EIFFEL


By:
    -------------------------
    Name:
    Title:


[Add other Funding Agents as applicable]